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                                                                    Exhibit 99.1

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MEDIA ALERT      [GRAPHIC] ROYAL BANK ----AMERICA----       ROYAL ASIA
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NASDAQ: RBPAA                FOR IMMEDIATE RELEASE
                             CONTACT:
                                                 Marc Sanders, Dir. of Marketing
                                                               610-668-4700 x277
                                                   msanders@royalbankamerica.com



                                    ROYAL BANK AMERICA'S PARENT COMPANY
                                        DECLARES 2% STOCK DIVIDEND


                             (Narberth, PA) - December 22, 2005 - The Board of Directors of Royal Bancshares of Pennsylvania, Inc. (NASDAQ: RBPAA), parent company of Royal Bank America and its division Royal Asian Bank, has declared a 2% stock dividend on Class "A" and "B" common stock. The declaration date is December 21, 2005 and the record date will be January 4, 2006. Payment date will be January 17, 2006.

                             Royal Bank America President/CEO Joseph P. Campbell noted that this announcement continues the legacy of declaring a stock dividend each year since 1988.

                             Earlier this year, the Board of Directors of Royal Bancshares of Pennsylvania, Inc. raised its quarterly cash dividend by 10%.

                             Royal Bancshares of Pennsylvania, headquartered in Narberth, Pennsylvania, operates sixteen full-service branches under the name Royal Bank America and four locations under the name Royal Asian Bank. Together, Royal Bank America and Royal Asian Bank offer a wide variety of products and services, including commercial real estate loans, residential mortgages, mezzanine and equity financing, deposit accounts and Internet Banking solutions at www.royalbankamerica.com and www.royalasianbank.com.

                             The foregoing material is unaudited and may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties, and actual results could differ materially; therefore, readers should not place undue reliance on any forward-looking statements. Royal Bancshares does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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